Exhibit 99.2 The Allstate Corporation Allstate Protection Impact of Net Rate Changes Implemented on Premiums Written For the month ended January 31, 2023 Quarter-to-date ended January 31, 2023 Number of locations (1) Total brand (%) (2) (3) Location specific (%) (4) Number of locations (1) Total brand (%) (2) (3) Location specific (%) (4) Allstate brand Auto 13 0.7 9.9 13 0.7 9.9 National General Auto 15 0.9 11.0 15 0.9 11.0 Three months ended December 31, 2022 Three months ended September 30, 2022 Number of locations (1) Total brand (%) (2) (3) Location specific (%) (4) Number of locations (1) Total brand (%) (2) (3) Location specific (%) (4) Allstate brand Auto 38 6.1 11.2 19 4.7 14 National General Auto 26 4.3 8.5 19 1.1 3.2 (1) Refers to the number of U.S. states, the District of Columbia or Canadian provinces where rate changes have been implemented. Allstate brand operates in 50 states, the District of Columbia, and 5 Canadian provinces. National General operates in 50 states and the District of Columbia. (2) Represents the impact in the locations where rate changes were implemented during the period as a percentage of total brand prior year-end premiums written. (3) Allstate brand implemented auto insurance rate increases totaled $182 million for the month ended January 31, 2023 after implementing $1.48 billion and $1.14 billion of rate increases in the fourth and third quarters of 2022, respectively. (4) Represents the impact in the locations where rate changes were implemented during the period as a percentage of its respective total prior year-end premiums written in those same locations.